UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.     )

Filed by the Registrant	☒	Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12
Independence Contract Drilling, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 11, 2018

TO OUR STOCKHOLDERS:
The 2018 Annual Meeting of Stockholders of Independence Contract Drilling, Inc. (the “Annual Meeting”) will be held at our principal executive offices, located at 11601 N. Galayda Street, Houston, TX 77086 on Thursday, May 24, 2018, at 8:00 a.m. (Central Daylight Time).
The attached Notice of Annual Meeting of Stockholders (the “Notice”) and proxy statement provide information concerning the matters to be considered at the Annual Meeting.
Your vote is important and we encourage you to vote even if you are unable to attend the Annual Meeting. You may vote by internet or by telephone using the instructions on the Notice or by signing and returning the proxy card in the postage pre-paid envelope provided for your convenience. You may also attend and vote at the Annual Meeting in person.
Sincerely,

Thomas R. Bates, Jr.	Byron A. Dunn
Chairman of the Board	Chief Executive Officer

Notice of Annual Meeting of Stockholders
of Independence Contract Drilling, Inc.
April 11, 2018
To the Stockholders of Independence Contract Drilling, Inc.:
Notice is hereby given that the Annual Meeting of Independence Contract Drilling, Inc. (the “Company”) will be held on Thursday, May 24, 2018, at 8:00 a.m., Central Daylight Time, at the Company’s principal executive offices, located at 11601 N. Galayda Street, Houston, TX 77086.
At the 2018 Annual Meeting of Stockholders (the “Annual Meeting”), stockholders of the Company (“Stockholders”) will be asked to:

1.	Elect six directors to the board of directors of the Company (the “Board of Directors”) to serve until the 2019 Annual Meeting of Stockholders;

2.	Ratify the appointment of BDO USA, LLP as the Company’s Independent Auditors for 2018; and

3.	Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the meeting.
Only Stockholders of record at the close of business on April 2, 2018 are entitled to notice of and to vote at the Annual Meeting. A list of Stockholders will be available commencing ten days prior to the date of the Annual Meeting and may be inspected at our principal executive offices during normal business hours. The list of Stockholders also will be available for review at the Annual Meeting. If there are not sufficient votes for a quorum or to approve the items of business at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.
The proxy materials include this Notice, the Proxy Statement, the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (the “Annual Report”) and the enclosed proxy card. We encourage you to read the Annual Report as it includes our audited financial statements and other important information about our business.
Your vote is important. Even if you plan to attend the Annual Meeting, please vote by mail or through the telephone or internet voting systems. Specific directions for submitting your vote by mail or through the telephone or internet are included in the accompanying Proxy Statement and on the accompanying Proxy Card. Even if you have submitted your proxy, you may still vote in person if you attend the Annual Meeting.

Sincerely,

Philip A. Choyce
Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 24, 2018
The Notice of Annual Meeting of Stockholders, Proxy Statement for the Annual Meeting and the Annual Report on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

INDEPENDENCE CONTRACT DRILLING, INC.
11601 N. Galayda Street
Houston, TX 77086
____________________
PROXY STATEMENT
____________________
This Proxy Statement contains information related to the Independence Contract Drilling, Inc. 2018 Annual Meeting of Stockholders (the “Annual Meeting”). In this Proxy Statement, we refer to the Board of Directors of Independence Contract Drilling, Inc. as the “Board” and to Independence Contract Drilling, Inc. as the “Company,” “we,” “us,” and like terms.
We are furnishing the Notice of Annual Meeting of Stockholders, this Proxy Statement and the enclosed Proxy Card, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (collectively the “Proxy Materials”), in connection with the solicitation of proxies by the Board for use at the Annual Meeting.
The Proxy Materials are being mailed together on or about April 11, 2018 to each of our stockholders entitled to notice of and to vote at the Annual Meeting.
2018 ANNUAL MEETING DATE AND LOCATION
The Annual Meeting will be held at the Company’s principal executive offices, which are located at 11601 N. Galayda Street, Houston, TX 77086, on Thursday, May 24, 2018, at 8:00 a.m., Central Daylight Time, or at such other time and place to which the Annual Meeting may be postponed or adjourned. References in this Proxy Statement to the “Annual Meeting” also refer to any adjournments, postponements or changes in location of the Annual Meeting, to the extent applicable.
ABOUT THE ANNUAL MEETING
What is the purpose of the 2018 Annual Meeting of Stockholders?
At the Annual Meeting, our Stockholders will be asked to consider and vote upon the election of six directors to serve until the 2019 Annual Meeting of Stockholders, and vote upon any other business that is properly presented at the Annual Meeting.
Why did I receive these Proxy Materials?
You received these Proxy Materials from us in connection with the solicitation by our Board of proxies to be voted at the Annual Meeting because you owned shares of our common stock at the close of business on April 2, 2018. We refer to this date as the “Record Date.”
This Proxy Statement contains important information for you to consider when deciding how to vote your shares at the Annual Meeting. Please read this Proxy Statement carefully.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. As of the close of business on the Record Date, there were 38,252,765 shares of common stock issued and outstanding and entitled to     vote.
Stockholder of Record: Shares Registered in Your Name
If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent
If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these Proxy Materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker or other agent.
What am I being asked to vote on?
You are being asked to vote on two proposals:
•Proposal 1: The election of six directors to serve until the 2019 Annual Meeting of Stockholders; and
•Proposal 2: The ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018.
In addition, you are entitled to vote on any other matters that may properly come before the Annual Meeting.
What are the recommendations of the Board?
The Board recommends a vote as follows:
•FOR the election of each of the nominees for director; and
•FOR the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018.
Could other matters be decided at the Annual Meeting?
At the time this Proxy Statement was mailed, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. With respect to any other matter that properly comes before the Annual Meeting, the individuals listed on your proxy card will vote the proxies as recommended by our Board or, if no recommendation is given, in their own discretion.
How do I vote?
For Proposal 1, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify or you may abstain from voting. For Proposal 2, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018, you may vote "Against" the proposal or you may abstain from voting.
Please note that by casting your vote by proxy you are authorizing the individuals listed on the proxy card (the "Proxy Holders") to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote in person at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying proxy card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote in person. In such case, your previously submitted proxy will be disregarded.
•To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•
To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•To vote by proxy over the internet, follow the instructions provided on the proxy card.
•To vote by telephone, call the toll free number found on the proxy card.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent
If you are a beneficial owner of shares registered in the name of your brokerage firm, bank, dealer or other similar organization, you should have received a voting instruction card and voting instructions with these Proxy Materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your brokerage firm, bank, dealer or other similar organization. Follow the instructions from your brokerage firm, bank, dealer or other similar organization included with these Proxy Materials, or contact your broker, bank or other agent to request a proxy form.
We provide internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet service providers and telephone companies.
Who counts the votes?
Broadridge Financial Solutions, Inc. (“Broadridge”) has been engaged as our independent agent to tabulate stockholder votes (the “Inspector of Election”). If you are a stockholder of record, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker returns one proxy card to Broadridge on behalf of all its clients.
How are votes counted?
Votes will be counted by the Inspector of Election appointed for the Annual Meeting.
With respect to Proposal 1, the Inspector of Election will separately count the number of “For” votes, “Withheld” votes and broker non-votes received for each nominee.
With respect to Proposal 2, the Inspector of Election will separately count the number of “For” votes, “Against” votes and abstentions received.
As noted above, if you are a beneficial owner, you will need to obtain a proxy form from the brokerage firm, bank, dealer or other similar organization that holds your shares and follow the instructions included on that form regarding how to instruct that institution to vote your shares. If you do not give instructions to your brokerage firm, bank, dealer or other similar organization, then they can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding: “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ and ‘non-routine’?”.
What are abstentions?
Abstentions occur when stockholders are present in person or by proxy at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting.
What are “broker non-votes”?
Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the brokerage firm, bank, dealer or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a broker, bank, custodian, nominee or other record holder of shares of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.
Which ballot measures are considered “routine” or “non-routine”?
Proposal 1, the election of six directors to serve until the 2019 Annual Meeting of Stockholders, is considered “non-routine” under applicable rules, which could result in broker non-votes.
Proposal 2, the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018 is considered “routine” under applicable rules.

What is the effect of broker non-votes and abstentions and how many votes are needed to approve the proposal?
Proposal 1 - the election of six directors to serve until the 2019 Annual Meeting of Stockholders: to be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting. As noted above, you may vote “For” a nominee to the Board, you may “Withhold” your vote for any nominee you specify or you may abstain from voting. Neither votes that are “Withheld” from a director’s election nor broker non-votes or abstentions will affect the outcome of the vote on the election of a director as they are not considered to be “cast.”
Proposal 2 - the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018: for the proposal to be approved, it must receive the affirmative vote of a majority of the votes represented in person or by proxy at the Annual Meeting. As noted above, you may vote “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditors for 2018, you may vote “Against” the proposal or you may abstain from voting. For purposes of Proposal 2, abstentions will have the same effect as a vote against the proposal.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock of the Company you own as of the Record Date.
What if I return a proxy card but do not make specific choices?
If we receive a signed and dated proxy card and the proxy card does not specify how your shares are to be voted, your shares will be voted “For” the election of each director nominee and “For” the ratification of the appointment of BDO USA, LLP as the Company’s independent auditor for 2018. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
This proxy solicitation is being made by us and we will pay for the entire cost of soliciting proxies. In addition to these mailed Proxy Materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding the Proxy Materials to beneficial owners.
We have retained Broadridge to aid in the distribution of proxy materials and to provide voting and tabulation services for the Annual Meeting. For these services, we will pay Broadridge a fee of approximately $16,000 and reimburse it for certain expenses. In addition, we will reimburse brokerage firms, nominees, fiduciaries, custodians and other agents for their expenses in distributing the Proxy Materials to the beneficial owners of our common stock.
What does it mean if I receive more than one set of materials?
If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards.
Can I change my vote after submitting my proxy?
If you are a stockholder of record, you may revoke your proxy at any time prior to the vote tabulation at the Annual Meeting by: (1) sending in an executed proxy card with a later date, (2) timely submitting a proxy with new voting instructions by telephone or over the internet, (3) sending a written notice of revocation by mail to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 marked “Proxy Information Enclosed, Attention: Corporate Secretary” or (4) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
If you are a beneficial owner, you should follow the instructions provided by your brokerage firm, bank, dealer or other similar organization.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of our outstanding shares of common stock entitled to vote are present in person or represented by proxy, regardless of whether the proxy has authority to vote on all matters. On the Record Date, there were 38,252,765 shares outstanding and entitled to vote at the Annual Meeting.

Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date and time.
How can I find out the results of the voting at the Annual Meeting?
Voting results will be announced by the filing of a Current Report on Form 8-K (“Form 8-K”) within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Form 8-K within four business days of the day the final results are available.
Implications of being an “emerging growth company.”
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting and other requirements. These reduced requirements include reduced disclosures about the Company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will cease to be an emerging growth company upon the earliest of: (1) the last day of the fiscal year in which we have $1.07 billion or more in annual revenues; (2) the date on which we become a “large accelerated filer,” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which generally requires more than $700 million in market value of our common units held by non-affiliates as of June 30 of the year such determination is made; (3) the date on which we issue more than $1.0 billion of non-convertible debt over a three-year period; or (4) the last day of the fiscal year following the fifth anniversary of our Initial Public Offering (“IPO”) (which fiscal year will be 2019).
What is “householding” and how does it affect me?
We may send a single set of Proxy Materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The Proxy Materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our Proxy Materials for each stockholder sharing your address in the future, please contact Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary, by phone at (281) 598-1230 or by email at investor.relations@icdrilling.com, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the Proxy Materials and would prefer to receive a single copy in the future.
Many banks, brokers, and other holders of record have instituted householding. If you or your family have one or more beneficial ownership accounts, you may have received householding information from your bank, broker, or other holder of record in the past. Please contact the holder of record directly if you have questions, require additional copies of this Proxy Statement or our Annual Report or wish to revoke your decision to household and thereby receive multiple copies. You should also contact the holder of record if you wish to institute householding. These options are available to you at any time.
When are stockholder proposals due for next year’s annual meeting?
Stockholder proposals for inclusion in next year’s proxy statement
Stockholders interested in submitting a proposal for inclusion in our Proxy Materials and for presentation at the 2019 Annual Meeting of Stockholders may do so by following the procedures set forth in Rule 14a-8 under the Exchange Act. Provided that the date of such 2019 Annual Meeting of Stockholders is not more than 30 days from the date of the Annual Meeting, such proposals must be submitted in writing to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary, no later than 120 calendar days before the date of the proxy statement released for the previous year’s Annual Meeting of Stockholders. Therefore, the deadline for submitting proposals for inclusion in our Proxy Materials and for presentation at the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 is December 12, 2018. No stockholder proposal was received for inclusion in this Proxy Statement.
Other stockholder proposals for presentation at next year’s annual meeting
Our Amended and Restated Bylaws (“Bylaws”) require that stockholders interested in submitting a proposal or nominee for consideration at the 2019 Annual Meeting of Stockholders, which is not submitted for inclusion in our Proxy Materials pursuant to Rule 14a-8 under the Exchange Act, may do so by following the procedures set forth in Section 1.3 of our Bylaws. Section 1.3 of our Bylaws requires any such proposals to be submitted in writing to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the preceding year’s annual meeting. Pursuant to this requirement, notice must be received no later than close of business on February 23, 2019 nor earlier than close of business on January 24, 2019 to be considered timely under our Bylaws for purposes of our 2019 Annual Meeting of Stockholders; provided, however, that in the event that such date of the annual meeting is more than 30 days before or more than 60 days after May 24, 2019, stockholder notice must be delivered no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. To be in proper form, a stockholder’s notice must include the information about the proposal or nominee specified in our Bylaws.
A stockholder seeking to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaws and applicable Exchange Act requirements. We reserve the right not to consider any proposal or nomination that is not timely or otherwise does not meet our Bylaws or applicable Exchange Act requirements for submitting such proposal or nomination.
Whom should I contact with questions about the Annual Meeting?
If you have any questions about this Proxy Statement or the Annual Meeting, please contact our Corporate Secretary, at 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230.
Directions to Annual Meeting
Directions to our Annual Meeting, to be held at our principal executive offices, which are located at 11601 N. Galayda Street, Houston, TX 77086, are available on our website at: http://www.icdrilling.com/contact.html.

CORPORATE GOVERNANCE
We are committed to adhering to sound principles of ethical conduct and good corporate governance. We have adopted a number of corporate governance policies and practices designed to promote the long-term interests of our stockholders, maintain internal checks and balances, strengthen management accountability, engender public trust and foster responsible decision making and accountability. The following are certain of the important corporate governance policies and practices we have adopted.
Committee Charters
We have adopted a charter for each of the three committees of the Board. Each committee charter outlines the authority and responsibilities delegated by the Board to the respective committee; enumerates membership requirements for the committee, including any applicable New York Stock Exchange (“NYSE”) or Securities and Exchange Commission (“SEC”) membership requirements; and sets forth a framework for committee meetings. Summaries of each of the committee charters are set forth below under the heading “-Committees of Our Board.” Copies of our committee charters are available on our website at http://icdrilling.investorroom.com/corporategovernance.
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics (“Code of Ethics-Employees”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all our officers and employees must follow. We have adopted a separate code of ethics that applies to our directors, including employee directors, which is described in more detail below. A copy of our Code of Ethics - Employees is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics - Employees, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics - Employees for executive officers may be made only by our Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics - Employees must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Ethics for Senior Officers of the Company
We have adopted a Code of Ethics for Senior Officers of the Company (“Code of Ethics-Senior Officers”), supplementing the Code of Ethics-Employees, that sets forth the ethical principles by which our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Chief Accounting Officer and other executives of the Company are expected to conduct themselves when carrying out their duties. A copy of our Code of Ethics - Senior Officers is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics - Senior Officers, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Amendments to the Code of Ethics - Senior Officers must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.
Code of Business Conduct and Ethics for Directors
We have adopted a Code of Business Conduct and Ethics for Directors (“Code of Ethics-Directors”), which provides the basic principles and guidelines to foster a culture of honesty and accountability and to establish standards of integrity, honesty and ethical conduct that all members of our Board must follow. A copy of our Code of Ethics-Directors is available on our website at http://icdrilling.investorroom.com/code_of_conduct. Stockholders may also request a printed copy of the Code of Ethics - Directors, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Any waiver of the Code of Ethics - Directors may be made only by our Board or a Board committee to which the Board has delegated that authority and will be promptly disclosed to our stockholders as required by applicable U.S. federal securities laws and the corporate governance rules of the NYSE. Amendments to the Code of Ethics - Directors must be approved by our Board and will be promptly disclosed (other than technical, administrative or non-substantive changes) on our website.

Corporate Governance Guidelines
We have adopted Corporate Governance Guidelines (the “Corporate Governance Guidelines”) in compliance with the corporate governance rules of the NYSE. The Corporate Governance Guidelines provide a flexible framework within which the Board and its committees operate. The Corporate Governance Guidelines cover, among other things, director qualification standards, responsibilities of directors, Board access to management and advisors, compensation of directors, and Chief Executive Officer evaluation and succession planning. A copy of our Corporate Governance Guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance.
Related Person Transaction Policy
We have adopted a Related Person Transaction Policy (the “Related Person Transaction Policy”), which provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholder owing more than 5% of the Company and any immediate family members of any such person. As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. In addition, our Related Person Transaction Policy is designed to assist the Board in preparing the disclosure that SEC rules require to be included in the Company’s applicable filings under the Securities Act of 1933 (the “Securities Act”) and the Exchange Act. Please see “Certain Relationships and Related Party Transactions - Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions” for additional information regarding our Related Person Transaction Policy. In addition to our Related Person Transaction Policy, which applies only to the persons enumerated above in specified circumstances, we have also adopted a Conflicts of Interest Policy, described in more detail below, that facilitates the general review of possible conflicts of interest for all our employees and our directors.
Conflicts of Interest Policy
We have adopted a Conflicts of Interest Policy (the “Conflicts of Interest Policy”), which provides guidelines and procedures regarding the timely and proper disclosure of possible conflicts of interest a Company employee or director may have in order to allow the Company to review each such possible conflict. Under our Conflicts of Interest Policy, a conflict arises when an individual’s private interest interferes in any way with the interests of the Company as a whole. Our Conflicts of Interest Policy is designed to prohibit directors, officers or other employees from engaging in any business or conduct or entering into any agreement or arrangement that would give rise to actual or potential conflicts of interest and provides guidance on how to report potential conflicts of interest. The Conflicts of Interest Policy supplements our Related Person Transaction Policy and each of our codes of ethics.

INFORMATION ABOUT OUR BOARD AND ITS COMMITTEES
Board Structure
Our business and affairs are managed under the direction of the Board. Our Board currently consists of six directors with three standing committees to assist the Board in discharging its responsibilities: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Details as to the membership of the Board and each committee and the function of each committee are provided below. Our Bylaws state that the Board shall initially consist of five members and generally provides that this number may be increased or decreased by a majority vote of the Board. However, no reduction of the authorized number of directors may have the effect of removing any director before the director’s term of office expires. As of the date of this proxy statement, the number of board members has been set at six.
The following table identifies current members of the Board, the standing committees of the Board on which they serve and the chair of each committee as of the date of this Proxy Statement. The Board appoints members to its various committees on an annual basis at a regularly scheduled meeting, typically following the annual meeting of stockholders. Additional information about each committee is set forth below under the heading “-Committees of Our Board.” As noted above under “Corporate Governance-Committee Charters,” each committee has a charter, which is available on our website at http://icdrilling.investorroom.com/corporategovernance. Stockholders may also obtain electronic or printed copies of these documents, free of charge, by contacting our Corporate Secretary, at Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086 or by telephone at (281) 598-1230 or by emailing investor.relations@icdrilling.com. Biographies and other background information concerning each of our current directors are set forth under the heading “Proposal 1: Election of Directors-Director Biographies and Qualifications.”

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Thomas R. Bates, Jr. Chairman of the Board	Member	Member
Byron A. Dunn Chief Executive Officer
James D. Crandell		Member	Member
Matthew D. Fitzgerald	Chair		Chair
Daniel F. McNease	Member	Chair
Tighe A. Noonan			Member

Attendance at Board and Committee Meetings
In 2017, our Board held eight meetings and each of our directors attended at least 75% of the meetings of our Board and any Board committee on which he served.
Attendance at Annual Meetings
Directors are encouraged, but not required, to attend our annual meeting of stockholders. During 2017, all of our directors attended the annual meeting of stockholders.
Director Independence
Our Board has determined that Messrs. Bates, Crandell, Fitzgerald, McNease and Noonan are each independent under the listing standards of the NYSE. Mr. Dunn is not considered independent due to his current employment relationship with us.
In evaluating each director’s independence, the Board considered all of the objective independence standards under any applicable NYSE listing standards and SEC rules as well as subjectively considered each of our directors’ direct and indirect relationships with the Company. The material relationships consisted of:

•
Mr. Noonan’s position as a founding shareholder partner and partner of 4D Global Energy Advisors SAS (“4D”) and 4D’s business relationship with the Company, 4D’s business relationships and Mr. Noonan’s former position as a director of the ultimate parent of Global Energy Services Operating, LLC (“GES”) and GES’s business relationships with the Company during the last three fiscal years; and

•	Mr. Crandell’s position as a director of Now, Inc. (“DNOW”) and DNOW’s relationship as a potential supplier of certain products and services to the Company.
Board Leadership Structure
Thomas R. Bates, Jr., an independent director, serves as our Chairman of the Board. Currently, the Board believes that having an independent director serve as Chairman of the Board is in the best interest of the Company. Our Chief Executive Officer is responsible for setting our strategic direction and providing day-to-day leadership, while the Chairman of the Board sets the agenda for Board meetings, presides over Board meetings and provides guidance to the Chief Executive Officer. We believe this structure ensures a greater role for independent directors in the oversight of our Company and active participation from independent directors in setting agendas and establishing priorities and procedures for the work of the Board. Our Board periodically reviews our leadership structure and may make such changes in the future as it deems appropriate.
Executive Sessions
To facilitate candid discussion among the directors, our non-employee directors typically meet in executive session in conjunction with regular Board meetings or as otherwise determined to be necessary. Mr. Bates, our non-executive Chairman of the Board, presides over and is responsible for preparing an agenda for these meetings.

Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. Management is responsible for the day-to-day management of risks our Company faces, while our Board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.
Our Board believes that establishing the right “tone at the top” and that full and open communication between management and our Board are essential for effective risk management and oversight. Our Chairman has regular discussions with our Chief Executive Officer and other senior officers to discuss strategy and risks facing our Company. Senior management regularly attends Board meetings, provides Board presentations on strategic matters involving our operations and is available to address any questions or concerns raised by our Board on risk management and any other matters.
While our Board is ultimately responsible for risk oversight at our Company, each of our Board committees assists our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls and accounting. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. The Nominating and Corporate Governance Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning and corporate governance.
Board Diversity
Our Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board’s deliberations and decisions. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending to our Board qualified individuals to be nominated to serve on our Board. In selecting potential Board candidates, our Board considers diversity in its broadest sense, including, among other things, diversity of background, perspective, personal and professional experiences and geography, as well as the existing skill-set of our Board and the needs of our Company. We discuss each of our directors’ qualifications and characteristics under the heading “Proposal 1: Election of Directors-Director Biographies and Qualifications.”
Committees of Our Board
As noted above, our Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. A description of each committee, its function and charter, are provided below:
Audit Committee
Pursuant to its charter, the Audit Committee’s duties include, but are not limited to, oversight of the following: (1) our accounting and financial reporting process; (2) the integrity of our financial statements; (3) our independent auditor’s qualifications and independence; (4) the performance of our internal audit function and independent auditors and (5) our compliance with legal and regulatory requirements.
The Audit Committee is currently comprised of Messrs. Bates, Fitzgerald (chairman) and McNease. Each member of the Audit Committee is “financially literate” as defined in the NYSE listing standards. The Board has determined that each of our members of the Audit Committee, qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC.
Under rules implemented by the NYSE and SEC, we are required to have an audit committee comprised of at least three directors who meet the independence standards established by the NYSE and the Exchange Act. We have determined that Messrs. Bates, McNease and Fitzgerald are independent under the standards established by both the NYSE and Rule 10A-3 of the Exchange Act.
The Audit Committee met four times during 2017.

Compensation Committee
Pursuant to its charter, the Compensation Committee’s duties include, but are not limited to, the following: (1) establishing salaries, incentive and other forms of compensation for our executive officers; (2) reviewing non-employee director compensation; (3) administering the Company’s incentive compensation and equity plans; (4) reviewing the risks arising from the Company’s compensation policies and practices; and (5) overseeing regulatory compliance with respect to compensation matters.
In connection with these purposes, the Board has delegated to the Compensation Committee the overall responsibility for establishing, implementing and monitoring compensation for our executive officers. Together with our Chief Executive Officer (with the exception of compensation matters related to our Chief Executive Officer, for which management is not involved), and any other counsel or other advisors deemed appropriate by it, the Compensation Committee reviews and makes a final determination with regard to executive compensation. For example, the Compensation Committee reviews and approves the compensation of our executive officers and makes appropriate adjustments based on Company performance, achievement of predetermined goals and changes in an officer’s duties and responsibilities. The Compensation Committee is also responsible for approving all employment agreements related to our executive officers.
In addition, our Board has delegated to the Compensation Committee the responsibility for establishing, implementing and monitoring the compensation for our non-employee directors. Our Compensation Committee establishes, reviews and approves the compensation of our non-employee directors and makes appropriate adjustments based on their performance, duties and responsibilities and the competitive environment. Our Compensation Committee’s primary objectives in establishing and implementing director compensation are to (1) ensure the ability to attract, motivate and retain the talent necessary to provide qualified Board leadership, and (2) use the appropriate mix of long-term and short-term compensation to ensure high Board and/or committee performance.
The Compensation Committee charter provides that the committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the evaluation of the director, chief executive officer or executive officer compensation. The Compensation Committee has direct responsibility for the appointment, compensation and oversight of any such compensation consultant and has sole authority to approve any such consultant’s fees. The Compensation Committee has retained Pearl Meyer & Partners (“PM&P”), a national executive and director compensation strategy and governance consulting firm, to review and provide recommendations concerning components of the Company’s executive compensation program. The Compensation Committee concluded that no conflict of interest existed that would prevent PM&P from independently representing the Compensation Committee.
The Compensation Committee is currently comprised of Messrs. Bates, Crandell and McNease (chairman). Our Board has affirmatively determined that each of Messrs. Bates, Crandell and McNease meets the definition of independent director for purposes of serving on the Compensation Committee under applicable NYSE rules.
The Compensation Committee met three times during 2017.
Nominating and Corporate Governance Committee
Pursuant to its charter, the Nominating and Corporate Governance Committee duties include, but are not limited to: (1) monitoring the implementation of sound corporate governance principles and practices, (2) identifying individuals believed to be qualified to become directors of the Company, (3) selecting or recommending candidates for all directorships to be filled, and (4) overseeing the evaluation of the Board.
The Nominating and Corporate Governance Committee consists of three directors, Messrs. Crandell, Fitzgerald (chairman), and Noonan.
The Nominating and Corporate Governance Committee met three times during 2017.
Board and Committee Self Evaluations
Our Board annually conducts a self-evaluation to assess and identify opportunities to improve its performance. The Nominating and Corporate Governance Committee oversees the Board’s self-evaluation process.

Director Selection and Nomination Process
The Nominating and Corporate Governance Committee is responsible for establishing criteria for selecting new directors, seeking individuals to become directors when necessary and recommending such individuals to our Board. In seeking candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. Currently, the Nominating and Corporate Governance Committee does not require director candidates to possess a specific set of minimum qualifications, as different factors may assume greater or lesser significance at particular times, and the needs of our Board may vary in light of its composition and the Nominating and Corporate Governance Committee’s perceptions about future issues and needs. However, while the Nominating and Corporate Governance Committee does not maintain a formal list of qualifications, in making its evaluation and recommendation of candidates, the Nominating and Corporate Governance Committee may consider, among other factors, diversity, age, skill, experience in the context of the needs of our Board, independence qualifications and whether prospective nominees have relevant business and financial experience, have industry or other specialized expertise and have high moral character.
The Nominating and Corporate Governance Committee may consider candidates for our Board from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided that the procedures set forth in “About the Annual Meeting-When are stockholder proposals due for next year’s annual meeting?” are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate is recommended by a stockholder or not. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of our Board.
Communications with the Board
Our Board welcomes communications from our stockholders and other interested parties. Stockholders or interested parties wishing to communicate directly with our Board, any individual director, the Chairman of the Board, any non-management director or the independent directors as a group may do so by writing to them care of Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary. Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication. The Corporate Secretary will forward appropriate communications. Any concerns related to accounting, internal accounting controls or auditing matters will be promptly brought to the attention of the Chairman of the Audit Committee as appropriate.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Policies and Procedures for Identifying, Assessing and Approving Related Person Transactions
We maintain a “Related Person Transaction Policy” that provides guidelines for the review and approval of certain transactions, arrangements or relationships involving the Company and any of our directors (or nominees for director), executive officers, stockholders owning more than 5% of the Company and any immediate family members of any such person (“Related Person”). As a general matter, we discourage such “related person transactions” because they present a heightened risk of potential or actual conflicts of interest and may create the appearance that decisions are based on considerations other than the best interest of the Company and its stockholders. Such related person transactions are also subject to our Conflicts of Interest Policy and our Codes of Business Conduct and Ethics, which restrict the ability of our directors, officers and employees to engage in business or conduct or entering into any agreement or arrangement that would give rise to an actual or potential conflict of interest. See “Corporate Governance” above for additional information on each of these governance policies. Each year, we are required to disclose certain transactions between the Company and a Related Person, as well as our policies concerning related person transactions. Our Related Person Transaction Policy is intended to assist us in complying with the disclosure obligations concerning these transactions under applicable SEC rules.
Pursuant to our Related Person Transaction Policy, the Nominating and Corporate Governance Committee is generally required to review the material facts and either approve or disapprove, those related party transactions, in which (1) the aggregate amount involved exceeds, or is expected to exceed, $120,000 in any calendar year and (2) any Related Person has or will have a direct or indirect interest (other than solely as a result of being a director of, or holding less than a 10% beneficial ownership interest in, another entity). Thereafter, on at least an annual basis, the Nominating and Corporate Governance Committee is required to review and assess any ongoing transaction, arrangement or relationship with the Related Person to confirm that such transaction, arrangement or relationship remains appropriate. Any member of the Nominating and Corporate Governance Committee who is a Related Person with respect to the transaction will be recused from the review and approval process.
We annually distribute a questionnaire to our executive officers and directors requesting certain information regarding, among other things, their immediate family members, employment and beneficial ownership interests. This information is then reviewed for any conflicts of interest under the Conflicts of Interest Policy, the Codes of Business Conduct and Ethics and the Related Person Transaction Policy. Additionally, the Nominating & Governance Committee and the Board review any related person transactions involving non-employee directors as part of the annual determination of their independence.
Related Person Transactions
Since January 1, 2017, we have not entered into any transactions with related persons requiring disclosure under Item 404 of Regulation S-K.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of our Compensation Committee has served as an officer or employee of the Company. None of the members of the Compensation Committee has had any substantial business dealings with the Company. None of our executive officers are now, or at any time has been, a member of the compensation committee or board of directors of another entity, one of whose executive officers has been a member of the Compensation Committee of our Board.

STOCK OWNERSHIP INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own more than 10% of our outstanding common stock to file initial reports of ownership and changes in ownership of common stock with the Securities and Exchange Commission. Reporting persons are required by the Securities and Exchange Commission to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of reports we received and the written representations from our directors and officers, we believe that all filings required to be made under Section 16(a) were timely made for the fiscal year ended December 31, 2017.
Securities Authorized for Issuance Under Our Equity Compensation Plan
The following sets forth certain information regarding our equity compensation plan as of December 31, 2017.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column (A))
Plan Category	(A)	(B)	(C)
Equity compensation plans approved by security holders(1)	682,950	$12.74	1,740,917
Equity compensation plans not approved by security holders	—	—	—
Total	682,950	$12.74	1,740,917
____________

(1)	Represents our 2012 Omnibus Incentive Plan. For additional information, see “Executive Compensation-2012 Omnibus Incentive Plan.”
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information, as of April 2, 2018, for: (1) each person known by us to beneficially own more than 5% of our common stock; (2) each of our directors and director nominees; (3) each of our named executive officers (as such term is defined by the SEC); and (4) all directors and executive officers as a group.
Footnote 1 to the following table provides a brief explanation of what is meant by the term “beneficial ownership.” The number of shares beneficially owned, the shares acquirable within 60 days and the percentages of beneficial ownership are based on 38,252,765 shares of common stock outstanding as of April 2, 2018, the number of shares owned on April 2, 2018 and the number of shares acquirable within 60 days of April 2, 2018 by the named person assuming no other person exercised options, with the exception of the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2017, or as otherwise disclosed in such filings or the footnotes below.

To our knowledge and except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in this table have the sole voting power with respect to all shares of common stock listed as beneficially owned by them.

Name and Address of Beneficial Owners(1)(2)	Shares Beneficially Owned (3)	Shares Acquirable within 60 days (4)(19)	Total	Percent of Common Stock Beneficially Owned
5% Stockholders:
Capital Research Global Investors(5)	4,631,414	—	4,631,414	12.1%
4D Global Energy Advisors SAS(6)	3,114,613	—	3,114,613	8.1%
Adage Capital Partners, L.P.(7)	2,694,369	—	2,694,369	7.0%
Jennison Associates LLC(8)	2,080,588	—	2,080,588	5.4%
Prudential Financial, Inc.(8)(9)	2,082,538	—	2,082,538	5.4%
Royce & Associates, LP(10)	1,940,978	—	1,940,978	5.1%

Directors and Named Executive Officers:
Thomas R. Bates, Jr.(11)	63,686	—	63,686	*
Byron A. Dunn(12)	522,792	400,350	923,142	2.4%
James D. Crandell(13)	22,212	—	22,212	*
Matthew D. Fitzgerald(14)	57,658	—	57,658	*
Daniel F. McNease(15)	54,658	—	54,658	*
Tighe A. Noonan(6)(16)	3,153,239	—	3,153,239	8.2%
Philip A. Choyce(17)	226,217	157,000	383,217	1.0%
Christopher K. Menefee(18)	72,054	—	72,054	*

All Directors and Executive Officers as a Group (10 persons):	4,246,238	573,050	4,819,288	12.6%
____________
*    Less than 1%.

(1)
“Beneficial ownership” is a term broadly defined by the SEC in Rule 13d-3 under the Exchange Act and includes more than the typical forms of stock ownership, that is, stock held in the person’s name. The term also includes what is referred to as “indirect ownership” meaning ownership of shares as to which a person has or shares investment or voting power, or a person who, through a trust or proxy, prevents the person from having beneficial ownership.

(2)
The address for each Named Executive Officer and director set forth in the table, unless otherwise indicated, is c/o Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, Texas 77086.

(3)
Amounts shown include common stock and restricted stock awards beneficially owned as of April 2, 2018, with the exception of the amounts reported in filings on Schedule 13G or 13D, which amounts are based on holdings as of December 31, 2017, or as otherwise disclosed in such filings. Unvested restricted stock units that have been granted have been excluded from this figure, but have been summarized in the footnotes to this table.

(4)
Reflects the number of shares that could be purchased upon the exercise of options, warrants or other right of conversion held by the named person as of April 2, 2018 or within 60 days of April 2, 2018.

(5)
As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 14, 2018, Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 4,631,414 shares as a result of CRMC acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital Research has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, more than 5% of our common stock, due to Capital Research holding more than five percent of our outstanding common stock on behalf of SMALLCAP World Fund, Inc.. Capital Research's business address is 333 South Hope Street, Los Angeles, CA 90071.

(6)
As reported on a Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 23, 2017, 4D Global Energy Advisors SAS (“4D”) has shared voting power over 3,114,613 shares and shared dispositive power of 3,114,613 shares. The shares 4D may be deemed to beneficially own and have shared voting and dispositive power over are directly held by 4D Global Energy Investments plc (2,562,000 shares) and 4D Global Energy Development Capital Fund II PLC (582,113 shares), for each of which 4D is the appointed Alternative Investment Fund Advisor. In addition, one of our directors, Tighe Noonan, may be deemed a beneficial owner of these shares due to his position as the general manager of 4D. Mr. Noonan and 4D expressly disclaim beneficial ownership of these securities. 4D’s business address is 15 rue de La Baume, Paris, France 75008.

(7)
As reported on a Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 13, 2018, Adage Capital Partners, L.P. ("ACP") has shared voting power over 2,694,369 shares and shares dispositive power over 2,694,369 shares. Each of (i) Adage Capital Partners GP, LLC, as general partner of ACP ("ACPGP"), Adage Capital Advisors, LLC, as managing member of ACPGP ("ACA"), (ii) Robert Atchinson as managing member of ACA, and (iii) Phillip Gross, as managing member of ACA, may be deemed to beneficially share voting and dispositive power over the shares owned by ACP. ACP's address is 200 Clarendon Street, 52nd floor, Boston, Massachusetts 02116.

(8)
As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on February 5, 2018, Jennison Associates LLC (“Jennison”) has sole voting power over 2,080,588 shares and shared dispositive power of 2,080,588 shares. Jennison furnishes investment advice to several investment companies, insurance separate accounts and institutional clients (the “Jennison Managed Portfolios”). As a result of its role as an investment advisor of the Jennison Managed Portfolios, Jennison may be deemed to be the beneficial owner of the shares of our common stock owned by such Jennison Managed Portfolios. Prudential Financial, Inc. (“Prudential”) indirectly owns 100% of the equity interests in Jennison and may, therefore, be deemed to have the power to exercise or to direct the exercise of such voting and/or dispositive power that Jennison may have with respect to our common stock owned by the Jennison Managed Portfolios. Jennison and Prudential did not file a joint Schedule 13G/A, and as such, shares reported as beneficially owned by Jennison on its Schedule 13G/A may also be reported as beneficially owned by Prudential on the 13G/A filed by Prudential. Jennison’s business address is 466 Lexington Avenue, New York, New York 10017.

(9)
As reported on Schedule 13G/A as of December 31, 2017, and filed with the SEC on January 26, 2018, Prudential has sole voting power over 1,950 shares, shared voting power over 2,080,588 shares, sole dispositive power of 1,950 shares and shared dispositive power of 2,080,588 shares. The shares Prudential may be deemed to beneficially own are held through its parent/subsidiary relationship with Jennison and Quantitative Management Associates LLC. Prudential’s filing should not be construed as an admission that Prudential is, for purposes of Section 13 or 16 of the Exchange Act, the beneficial owner of the shares. Prudential’s business address is 751 Broad Street, Newark, New Jersey, 07102.

(10)
As reported on Schedule 13G as of December 31, 2017, and filed with the SEC on January 22, 2018, Royce & Associates, LP has sole voting power over 1,940,978 shares and sole dispositive power over 1,940,978 shares. Royce & Associates, LP's business address is 745 Fifth Avenue, New York, NY 10151.

(11)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(12)
Shares acquirable within 60 days include options to purchase 400,350 shares of common stock that are exercisable within 60 days of April 2, 2018. Includes 21,323 shares owned by Granite One Limited Partnership, over which Mr. Dunn shares voting and dispositive control, and 105,975 shares of common stock owned by Field Rock Partners, Limited Partnership, over which Mr. Dunn shares voting and dispositive controls. Excludes (i) 80,000 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 126,913 shares underlying restricted stock units that will vest ratably on each of February 8, 2019 and February 8, 2020, (iii) 12,054 earned shares underlying performance restricted stock units that vest on February 8, 2020 and (iv) 172,332 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 26,890 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 54,378 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 114,888 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(13)
Excludes 10,532 shares underlying restricted stock units that vest ratably on each of January 11, 2019 and January 11, 2020, as well as 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(14)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(15)	Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(16)
Includes 3,114,613 shares that Mr. Noonan may be deemed to beneficially own through his indirect ownership and position as founding shareholder Partner of 4D. Mr. Noonan expressly disclaims beneficial ownership of these securities, except to the extent of his pecuniary interest therein. Excludes 22,422 shares underlying restricted stock units that will not vest until February 8, 2019.

(17)
Shares acquirable within 60 days includes options to purchase 157,000 shares of common stock that are exercisable within 60 days of April 2, 2018. Excludes (i) 36,667 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 52,973 shares underlying restricted stock units that will vest ratably on each of February 8, 2019 and February 8, 2020, (iii) 5,032 earned shares underlying performance restricted stock units that vest on February 8, 2020 and (iv) 57,134 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 12,330 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 22,701 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 38,090 shares that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(18)
Excludes (i) 10,000 shares of common stock underlying restricted stock units that will vest on February 22, 2019, (ii) 19,478 shares underlying restricted stock units that will vest ratably on February 8, 2019 and February 8, 2020, (iii) 1,850 earned shares underlying performance restricted stock units that will vest on February 8, 2020 and (iv) 43,049 shares underlying restricted stock units that will vest ratably on each of February 8, 2019, February 8, 2020 and February 8, 2021. Also excludes (i) 3,360 shares of common stock underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 22, 2019, (ii) 8,349 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2020 and (iii) 28,700 shares underlying performance restricted stock units that may potentially vest, based upon achievement of performance metrics, on February 8, 2021.

(19)	Shares acquirable within 60 days includes options to purchase 573,050 shares of common stock that are exercisable within 60 days of April 2, 2018.

EXECUTIVE OFFICERS
Our executive officers serve at the discretion of our Board. The following table sets forth certain information as of the date of this Proxy Statement regarding our executive officers:

Name	Age	Position
Byron A. Dunn	60	President and Chief Executive Officer
Philip A. Choyce	51	Executive Vice President and Chief Financial Officer
Philip A. Dalrymple	38	Vice President - Operations
Michael J. Harwell	49	Vice President - Finance and Chief Accounting Officer
Christopher K. Menefee	41	Vice President - Business Development
There are no family relationships among any of our directors and executive officers.
The following biographies describe the business experience of our executive officers.
Byron A. Dunn, Director and Chief Executive Officer. Mr. Dunn is one of our original founders and has served as our Chief Executive Officer and a director since our inception in 2011, as well as our President since June 2016. From 2007 to 2010, Mr. Dunn served as a Director, President and Chief Executive Officer of Global Energy Services, Inc., whose drilling group formed the rig manufacturing division of our company upon our formation. From 2010 to 2011, Mr. Dunn served as a director, President and Chief Executive Officer of Erin Energy Corp, a NYSE listed international E&P company with operations in China and Africa. Previously, Mr. Dunn served as Vice President of National Oilwell Varco, Inc. (“NOV”), President of NOV’s Eastern Hemisphere Rig Solutions Group, chair of the National Oilwell/Varco integration task force and Chairman of the Board of Directors of TTS Marine ASA, an NOV investee company. Mr. Dunn has over 15 years’ experience in investment banking, last serving as Executive Director of the UBS Global Energy and Power Group. Mr. Dunn earned a B.S. in Chemical Engineering from the Illinois Institute of Technology and an MBA from the University of Chicago Booth School of Business. He also holds a CFA charter and is a member of the American Institute of Chemical Engineers, the Society of Petroleum Engineers and the National Association of Corporate Directors.
Philip A. Choyce, Executive Vice President and Chief Financial Officer. Mr. Choyce is one of our original founders and has served as our Executive Vice President and Chief Financial Officer since August 2016, as our Senior Vice President and Chief Financial Officer from March 2012 to August 2016, and as our Senior Vice President and General Counsel from November 2011 until March 2012. From 2009 until 2011, Mr. Choyce was the owner of The Choyce Firm, which provided legal services to domestic and international oil and gas services companies. Mr. Choyce served as the Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer of Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, from its spinoff into a new public company in 2000 until its sale to National Oilwell Varco in 2008. Prior to joining Grant Prideco, Mr. Choyce was a Senior Associate at Fulbright & Jaworski LLP. Mr. Choyce began his career as a certified public accountant at Ernst & Young LLP. Mr. Choyce graduated from Texas A&M University with a B.B.A. in Accounting, and received his law degree from the University of Texas in Austin.
Philip A. Dalrymple, Vice President-Operations. Mr. Dalrymple has served as our Vice President – Operations since August 2016. Mr. Dalrymple joined us in January 2013, and has served in increasing roles of responsibility, including Drilling Superintendent from January 2013 until October 2013 and Operations Manager from November 2013 until his promotion to Vice President - Operations. Prior to joining us, Mr. Dalrymple was employed at Rowan Companies, most recently as lead project engineer overseeing construction of offshore drilling rigs from 2010 until 2013. From 2000 until 2010, Mr. Dalrymple served in increasing roles of responsibility in Rowan’s drilling operations, including rig manager and safety specialist. Mr. Dalrymple earned a B.S. in Mechanical Engineering Technologies from Texas A&M University – College Station.
Michael J. Harwell, Vice President-Finance and Chief Accounting Officer. Mr. Harwell has served as our Vice President - Finance and Chief Accounting Officer since August 2012. Prior to joining us, Mr. Harwell served from 2005 to 2012 as the Vice President and Corporate Controller for Landry’s, Inc. (“Landry’s”), a restaurant, gaming and entertainment company. Prior to joining Landry’s, Mr. Harwell served as Vice President and Corporate Controller for NetVersant Solutions, Inc., a Houston based start-up company specializing in high-end network infrastructure projects. Mr. Harwell also held various positions with Nabors Industries, Ltd., a publicly-traded drilling contractor, the most recent of which was Corporate Controller. After graduating from Texas A&M University with a B.B.A. in Accounting, Mr. Harwell, a certified public accountant, joined Ernst & Young LLP and remained with the accounting firm until 1994.

Christopher K. Menefee, Vice President-Business Development. Mr. Menefee has served as our Vice President - Business Development since March 2012. Mr. Menefee began his oilfield career in 1997 at Rowan Companies, Inc. In 2001, Mr. Menefee transferred from the U.S. Gulf of Mexico to Rowan’s Land Division where he held field operational roles and was the Health and Safety Manager. Mr. Menefee moved to Rowan’s corporate headquarters as the Director of Marketing in 2006. In this role, he was responsible for the marketing, sales and contracting of Rowan’s domestic and international rig fleet. Mr. Menefee graduated from The University of Mississippi in Oxford with a B.A. in Psychology. He also holds a graduate certificate in corporate finance from the Cox School of Business at Southern Methodist University. He is a Director of the International Association of Drilling Contractors and is currently Chairman of the IADC Houston Chapter.

EXECUTIVE COMPENSATION
As noted above in “About the Annual Meeting-Implications of being an ‘emerging growth company’”, we are currently considered an emerging growth company for purposes of the SEC’s executive compensation disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures. Further, our reporting obligations extend only to the individuals serving as our chief executive officer and our two other most highly compensated executive officers. For the year ended December 31, 2017, our named executive officers (“Named Executive Officers”) were:

Name	Principal Position During 2017
Byron A. Dunn	Chief Executive Officer
Philip A. Choyce	Executive Vice President and Chief Financial Officer
Christopher K. Menefee	Vice President - Business Development
Summary Compensation Table
The following table summarizes, with respect to our Named Executive Officers, information relating to the compensation earned for services rendered in all capacities during the fiscal years ended December 31, 2017, 2016 and 2015.

				Non-Equity
				Incentive Plan	Stock	Option	All Other
		Salary	Bonus	Compensation	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($) (1)	($) (2)	($) (3)	($) (4)	($)	($) (5)	($)
Byron A. Dunn	2017	$464,000	$—	$329,440	$1,559,757	$—	$15,600	$2,368,797
(Chief Executive Officer)	2016	$464,000	$—	$431,282	$1,071,521	$—	$15,600	$1,982,403
	2015	$464,000	$—	$185,211	$—	$—	$19,878	$669,089
Philip A. Choyce	2017	$319,000	$—	$158,543	$651,190	$—	$16,645	$1,145,378
(Executive Vice President and	2016	$319,000	$—	$193,240	$491,136	$—	$9,100	$1,012,476
Chief Financial Officer)	2015	$319,000	$—	$106,960	$—	$—	$19,878	$445,838
Christopher K. Menefee(6)	2017	$250,000	$—	$71,000	$239,438	$—	$26,645	$587,083
(Vice President - Business Development)	2016	$250,000	$—	$86,538	$133,935	$—	$18,200	$488,673
____________

(1)	Amounts reflected in this column include total annual salary paid during the applicable fiscal year.

(2)	Amounts reflected in this column represent bonuses earned during the applicable year.

(3)
Amounts reflected in this column represent performance-based incentive compensation earned under a plan during the applicable year, excluding discretionary components not based on performance criteria and thus reported as bonus.

(4)
Amount reflected in this column reflect the value of restricted stock and restricted stock unit awards granted during the applicable fiscal year, calculated in accordance with FASB ASC Topic 718. Values represent the fair market value of such restricted stock on the date of grant. Assumptions used in the calculation of these amounts for 2017 are included in Note 8 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC.

(5)
All other compensation includes our 401(k) Plan matching contributions and health insurance and life insurance premiums paid by us on behalf of each of the named executive officers. For Mr. Menefee, amounts also include club dues paid by us on his behalf of $9,500 and $9,100 for the fiscal years ended 2017 and 2016, respectively.

(6)	Mr. Menefee was not a Named Executive Officer in 2015.
Non-Equity Incentive Plan Compensation
For 2015, our Board implemented a bonus and incentive compensation program tied 50% to objective performance measures at the corporate level and 50% tied to achievement of personal objectives. For our Named Executive Officers, the 2015 weighting for corporate objectives for purposes of determining the portion of bonus to be paid with respect to corporate level performance measures were as follows:

	2015 Weighting
Name	TRIR	Adjusted EBITDA	Utilization
Byron A. Dunn	33%	33%	33%
Philip A. Choyce	20%	40%	40%

The entry, target and over-achievement performance objectives and actual performance for each corporate objective measure for 2015 were as follows:

	2015 Criteria
Bonus Criteria	Entry	Target	OA	Actual

Safety (TRIR)(1)(3)	1.21	1.10	0.99	N/A(3)
Adjusted EBITDA ($'000s)	$20,021	$22,246	$24,471	$25,391
Rig Utilization(2)	69.8%	77.6%	85.4%	76.0%
____________

(1)	Total Recordable Incidence Rate (“TRIR”).

(2)	Calculated based upon a 14-rig fleet, including decommissioned rigs and rigs undergoing conversion or upgrade.

(3)	Actual performance did not meet entry level.
Target annual bonuses for each of Messrs. Dunn and Choyce for the year ended December 31, 2015, were 100% and 70% of annual base salary, respectively. For the year ended December 31, 2015, annual base salaries for Messrs. Dunn and Choyce were $464,000 and $319,000, respectively.
For the year ended December 31, 2015, Messrs. Dunn and Choyce were paid cash bonuses equal to $185,211 and $106,960, respectively, based upon the Company’s performance relative to established objective performance measures set forth in the table above. Although the Board of Directors determined that all or a significant portion of each Named Executive Officer’s personal goals were achieved during 2015, considering the significant downturn in market conditions, no portion of the earned personal goal bonus was paid for 2015.
For 2016, our Board implemented a bonus and incentive compensation program tied 50% to objective performance measures at the corporate level and 50% tied to achievement of personal goals.
For our Named Executive Officers, the 2016 weighting for corporate objectives for purposes of determining the portion of bonus to be paid with respect to corporate level performance measures were as follows:

	2016 Weighting
Name	TRIR	Adjusted EBITDA	Utilization
Byron A. Dunn	33%	33%	33%
Philip A. Choyce	20%	40%	40%
Christopher K. Menefee	20%	40%	40%

The entry, target and over-achievement performance objectives and actual performance for each corporate objective measure for 2016 were as follows:

	2016 Criteria
Bonus Criteria	Entry	Target	OA	Actual

Safety (TRIR)(1)	1.54	1.40	1.26	1.04
Adjusted EBITDA ($'000s)	$16,405	$18,228	$20,051	N/A(3)
Rig Utilization(2)	58.5%	65.0%	71.5%	66.0%
____________

(1)	Total Recordable Incidence Rate (“TRIR”).

(2)	Calculated based upon a 14-rig fleet, including decommissioned rigs and rigs undergoing conversion or upgrade.

(3)	Actual performance did not meet entry level.
For 2016, Mr. Dunn’s established performance goals related to (i) optimization of executive team effectiveness, (ii) participation and development of critical investor relationships, (iii) capital market formation, (iv) review and analysis of strategic opportunities and (v) client growth, including additions of large independent or major E&P customers.  For 2016, Mr. Choyce’s established performance goals related to (i) increasing financial liquidity and capital base, (ii) relaxation of bank agreement covenants and identification of additional debt providers, (iii) participation in critical investor meetings and road shows, (iv) talent development for key financial personnel and (v) continued development of internal policies and communications.  For 2016, Mr. Menefee’s established personal goals related to (i) achievement of industry leading dayrates, (ii) improvements to the Company’s marketing and sales management systems, (iii) addition of new large independent or major E&P customers and (iv) identification of potential strategic opportunities.
Target annual bonuses for each of Messrs. Dunn, Choyce and Menefee for the year ended December 31, 2016, were 100%, 70% and 40% of annual base salary, respectively. For the year ended December 31, 2017, annual base salaries for Messrs. Dunn, Choyce and Menefee were $464,000, $319,000 and $250,000, respectively.
For the year ended December 31, 2016, Messrs. Dunn, Choyce and Menefee were paid cash bonuses equal to $431,282, $193,240 and $86,538, respectively, based upon the Company’s performance relative to established corporate objective performance measures set forth in the table above, as well as a determination by the Compensation Committee of the Board of Directors that each of Messrs. Dunn, Choyce and Menefee had satisfied the personal goals established for them by the Board of Directors.
For 2017, our Board implemented a bonus and incentive compensation program tied 80% to objective performance measures at the corporate level and 20% tied to achievement of personal goals.
For our Named Executive Officers, the 2017 weighting for corporate objectives for purposes of determining the portion of bonus to be paid with respect to corporate level performance measures were as follows:

	2017 Weighting
Name	TRIR	Adjusted EBITDA	Cost Per Day
Byron A. Dunn	33%	33%	33%
Philip A. Choyce	33%	33%	33%
Christopher K. Menefee	33%	33%	33%
The entry, target and over-achievement performance objectives and actual performance for each corporate objective measure for 2017 were as follows:

	2017 Criteria
Bonus Criteria	Entry	Target	OA	Actual

Safety (TRIR)(1)	1.67	1.52(2)	1.37	N/A(3)
Adjusted EBITDA ($'000s)	$9,999	$12,499	$14,999	$12,626
Cost Per Day(4)	$13,201	$12,801	$12,401	N/A(3)
____________

(1)	Total Recordable Incidence Rate (“TRIR”).

(2)	Represents the International Association of Drilling Contractor’s published industry average US-Land total recordable incident rate for the twelve months ended December 31, 2017.

(3)	Actual performance did not meet entry level.
(4) Represents total operating costs, excluding pass-through and reimbursable costs and expensed construction overhead costs, divided by total operating days (excluding standby days).
For 2017, Mr. Dunn’s established performance goals related to (i) development of internal and external training initiatives, (ii) development of organizational and strategic initiatives and (iii) business development, including the addition of new key customers. For 2017, Mr. Choyce’s established performance goals related to (i) development of, and participation in, internal and external training initiatives, (ii) relaxation of bank agreement covenants and identification of additional debt providers and (iii) financial evaluation and due diligence of strategic alternatives.  For 2017, Mr. Menefee’s established personal goals related to (i) rig utilization, dayrates, customer additions and the streamlining of the Company’s sales and marketing processes, (ii) initiatives with respect to the Company’s crisis management function, (iii) sales and marketing efforts regarding potential sale and relocation of the Company’s Galayda yard location and (iv) development and evaluation of strategic initiatives.
Target annual bonuses for each of Messrs. Dunn, Choyce and Menefee for the year ended December 31, 2017, were 100%, 70% and 40% of annual base salary, respectively. For the year ended December 31, 2017, annual base salaries for Messrs. Dunn, Choyce and Menefee were $464,000, $319,000 and $250,000, respectively.
For the year ended December 31, 2017, Messrs. Dunn, Choyce and Menefee were paid cash bonuses equal to $329,440, $158,543 and $71,000, respectively, based upon the Company’s performance relative to established corporate objective performance measures set forth in the table above, as well as a determination by the Compensation Committee of the Board of Directors that each of Messrs. Dunn, Choyce and Menefee had satisfied the personal objectives established for them by the Board of Directors.

Outstanding Equity Awards at 2017 Fiscal Year-End
The following table sets forth information for each of our Named Executive Officers regarding the number of shares subject to both exercisable and unexercisable stock options and the number of shares of restricted stock, restricted stock units and performance-based restricted stock units that had not vested as of December 31, 2017:

									Equity
									incentive
								Equity	plan
								incentive	awards:
								plan	market or
								awards:	payout
						Number		number of	value of
						of	Market	unearned	unearned
		Number of	Number of			shares	value of	shares,	shares,
		Securities	Securities			or units	shares or	units or	units or
		Underlying	Underlying			of stock	units of	other	other
		Unexercised	Unexercised			that	stock that	rights that	rights that
		Option,	Option,	Option	Option	have not	have not	have not	have not
		Exercisable	Unexercisable	Exercise	Expiration	vested	vested	vested	vested
Name	Grant Date	(#) (1)	(#)	Price ($)	Date	(#) (2)	($) (3)	(#) (4)	($) (3)
Byron A. Dunn (5)	3/2/2012	400,350	—	$12.74	3/2/2022	—	$—	—	$—
	2/22/2016	—	—	$—	—	160,000	$636,800	26,890	$107,022
	2/8/2017	—	—	$—	—	190,324	$757,490	81,567	$324,637
Philip A. Choyce	3/2/2012	157,000	—	$12.74	3/2/2022	—	$—	—	$—
	2/22/2016	—	—	$—	—	73,334	$291,869	12,330	$49,073
	2/8/2017	—	—	$—	—	79,459	$316,247	34,054	$135,535
Christopher K.	12/4/2012	58,875	—	$12.74	12/4/2022	—	$—	—	$—
Menefee	2/22/2016	—	—	$—	—	20,000	$79,600	3,360	$13,373
	2/8/2017	—	—	$—	—	29,217	$116,284	12,521	$49,834
____________

(1)	These stock options were issued under our 2012 Omnibus Incentive Plan and are fully vested.

(2)
These shares represent restricted stock awards and restricted stock units issued under our 2012 Omnibus Incentive Plan. The restricted stock units granted on February 22, 2016 vest ratably on each of February 22, 2018 and February 22, 2019. The restricted stock granted on February 8, 2017 vest ratably on each of February 8, 2018, February 8, 2019 and February 8, 2020.

(3)	The market value is based upon the applicable number of shares shown in the table multiplied by $3.98, the closing market price of our stock on December 29, 2017.

(4)
These units represent performance-based restricted stock units issued under our 2012 Omnibus Incentive Plan. Such awards are subject to a performance period and a performance achievement (either earnings before interest, taxes, depreciation and amortization (“EBITDA”) or Total Shareholder Return). The performance-based restricted stock units are subject to three-year cliff vesting. The disclosed number of unearned units is based upon a target level of performance achievement.

(5)	The stock options attributed to Mr. Dunn are held through limited partnerships over which Mr. Dunn shares voting and dispositive control.
Certain Compensation Matters
Clawback Policy
It is the Company’s policy to include in any incentive-based compensation award agreements that any such award or compensation earned thereunder from the Company or an affiliate which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. Such clawbacks include, without limitation, the clawback requirements contained in Section 304 of the Sarbanes Oxley Act.

Minimum Vesting Periods for Equity Awards
The Company historically has granted equity-based compensation to its executive officers in the form of stock options, restricted stock, restricted stock units and performance-based restricted stock units. Awards of stock options, restricted stock and restricted stock units to executive officers vest over a three-year period, with 1/3 of each award vesting on each anniversary of the date of grant. Performance-based equity awards are subject to three-year cliff vesting requirements. Equity awards for directors are subject to one-year vesting requirements, except for initial director awards, which vest over a three-year period in 1/3 installments on each anniversary of the date of grant.
Long-Term Incentives tied to Peer Group Relative Performance
Performance-based equity awards granted to the Company’s executive officers include awards with performance metrics tied directly to the Company’s relative total shareholder return (“TSR”) compared to the total shareholder return of a peer group of companies operating in industries substantially aligned with the contract drilling industry in which the Company operations. For 2016, the peer group of companies utilized for purposes of measuring relative TSR performance were Helmerich & Payne (HP), Nabors Industries, Ltd. (NBR), Patterson-UTI, Inc. (PTEN), Precision Drilling Company (PDS), Pioneer Energy Services, Inc. (PES), Basic Energy Services, Inc. (BAS), Trinidad Drilling Company (TDG) and C&J Energy Services, Inc. (CJES). For 2017, the peer group of companies utilized for purposes of measuring relative TSR performance were Helmerich & Payne (HP), Nabors Industries, Ltd. (NBR), Patterson-UTI, Inc. (PTEN), Precision Drilling Company (PDS), Pioneer Energy Services, Inc. (PES), RPC, Inc. (RES), Superior Energy Service, Inc. (SPN) and Trinidad Drilling Company (TDG). No performance-based equity awards were granted to executive officers in 2015.
Use of Peer Group Benchmarking
For purposes of benchmarking cash and overall compensation for the Company’s chief executive officer and other executive officers, the Compensation Committee of the Board of Directors utilizes compensation data from a peer group of companies compiled by the Company’s independent compensation consultants, PM&P, as well as survey data from private companies compiled by PM&P. For 2017, the peer group of companies utilized for this purpose included the following companies: Patterson-UTI Energy (PTEN), Drill-Quip, Inc. (DRQ), Basic Energy Services, Inc. (BAS), Helix Energy Services, Inc. (HLX), Newpark Resources, Inc. (NR), Pioneer Energy Services Corporation (PES), Gulf Island Fabrication Inc. (GIFI), PHX Energy Services Corporation (PHX), Callon Petroleum Company (CPE) and Tesco Corporation (TESO).
Stock Ownership Guidelines
We have adopted stock ownership guidelines applicable to the Company’s executive officers and directors to further align the interests of the Company's executive officers and directors with the interests of the Company's stockholders and to further promote the Company’s commitment to sound corporate governance. A copy of our stock ownership guidelines is available on our website at http://icdrilling.investorroom.com/corporategovernance. These guidelines encourage our directors and executive officers to accumulate a certain amount of the Company's stock relative to such director's or executive officer's base compensation. Specifically, the stock ownership guidelines are calculated based on a multiple of the executive officer's base salary, or in the case of a director, a multiple of his base annual retainer. Each executive officer and director has five years to attain the targeted level of ownership following his initial appointment as an executive officer or his initial election as a director, as the case may be. For directors, the ownership guideline is three times the director’s base annual retainer. For executive officers, the ownership guidelines are as follows:

Position	Multiple
President & Chief Executive Officer	4X
Senior or Executive Vice President	2X
Vice President	1X
Shares of stock that count toward satisfying the stock ownership guidelines include (i) shares of the Company's beneficially owned, directly or indirectly, by the executive officer or director, and (ii) restricted shares and restricted stock units granted to the executive officer or director under the Company’s long-term incentive plan.

Option Exercises and Stock Vested
The following table sets forth information concerning exercises of stock options and vesting of restricted stock for each of our Named Executive Officers during fiscal year 2017:

	Option Awards		Stock Awards
Name	Number of Shares	Value	Number of Shares	Value
	Acquired on Exercise	Realized on Exercise	Acquired on Vesting	Realized on Vesting
	(#)	($)	(#)	($) (1)
Byron A. Dunn	—	$—	254,654	$1,060,303
Philip A. Choyce	—	$—	123,009	$507,743
Christopher K. Menefee	—	$—	48,618	$190,618
____________

(1)	Value determined based upon the closing price of our common stock on the applicable vesting date.

Employment, Severance or Change in Control Agreements with Named Executive Officers
We have entered into employment agreements with Messrs. Dunn and Choyce. In connection with the completion of our IPO, we amended and restated our employment agreements with each of Messrs. Dunn and Choyce on August 13, 2014. Under the terms of the amended and restated employment agreements, Messrs. Dunn and Choyce are paid annual salaries of $464,000 and $319,000, respectively, and are eligible to receive target bonuses, payable at the discretion of the Board equal to 100% and 70%, respectively, of their annual salaries. Each employment agreement is for a term of three years; provided, however, that if neither the Company nor the employee has provided written notice of termination at least one year prior to the scheduled expiration of the then current term of the agreement (the “renewal date”), the employment term automatically extends for one additional year, so as to expire two years from such renewal date.
Mr. Dunn is subject to a non-compete agreement restricting him from competing in the U.S. land contract drilling industry for a period of 36 months following termination of employment. Mr. Choyce is subject to a non-compete agreement restricting him from competing in the U.S. land contract drilling industry for a period of 12 months following termination of employment.
Under their employment agreements, Messrs. Dunn and Choyce are entitled to receive a severance payment in the event their employment is terminated by the Company without “cause” or by the executive for “good reason.” Such severance payments will be payable in a lump sum and will be equal to the following:
•all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of the executive officer’s target bonus for the fiscal year in which termination of employment occurs; and

•
two (2) times the sum of (x) the executive officer’s annual base salary in effect at the time of termination of employment and (y) the executive officer’s target annual bonus; provided however, if Mr. Dunn’s termination is in connection with a change of control, he will receive three (3) times the sum of (x) his annual base salary in effect at the time of termination of employment and (y) his target annual bonus.

Under the employment agreements, “cause” is deemed to exist if any of the following occurs:

•	willful and continued failure to comply with the reasonable written directives of the Company for a period of thirty (30) days after written notice from the Company;

•
willful and persistent inattention to duties for a period of thirty (30) days after written notice from the Company, or the commission of acts within employment with the Company amounting to gross negligence or willful misconduct;

•	misappropriation of funds or property of the Company or committing any fraud against the Company or against any other person or entity in the course of employment with the Company;

•
misappropriation of any corporate opportunity, or otherwise obtaining personal profit from any transaction which is adverse to the interests of the Company or to the benefits of which the Company is entitled;

•	conviction of a felony involving moral turpitude

•	willful failure to comply in any material respect with the terms of the employment agreement and such non-compliance continues uncured after thirty (30) days after written notice from the Company; or

•
chronic substance abuse, including abuse of alcohol, drugs or other substances or use of illegal narcotics or substances, for which the executive officer fails to undertake treatment immediately after requested by the Company or to complete such treatment and which abuse continues or resumes after such treatment period, or possession of illegal narcotics or substances on Company premises or while performing the executive officer’s duties and responsibilities.

Under the employment agreements, “good reason” is deemed to exist if any of the following occurs:

•
any action or inaction that constitutes a material breach by the Company of the employment agreement and such action or inaction continues uncured after thirty (30) days following written notice from the executive officer;

•
the assignment to the executive officer of any duties inconsistent in any respect with the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by the employment agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company within 30 days of receipt of written notice thereof given by the executive officer;

•
any failure by the Company to comply with the payment provisions of the employment agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company as soon as reasonable possible, but no later than 30 days after receipt of written notice thereof given by the executive officer;

•
a change in the geographic location at which the executive officer must perform services to a location more than fifty (50) miles from Houston, Texas or the location at which the executive officer normally performs such services as of the date of the employment agreement; or

•
in the event a change of control has occurred, the assignment to the executive officer to any position (including status, offices, titles and reporting requirements), authority, duties or responsibilities that are not (A) as a senior executive officer with the ultimate parent company of the entity surviving or resulting from such change of control and (B) substantially identical to the executive officer’s position (including status, offices, titles and reporting requirements), authority, duties and responsibilities as contemplated by the employment agreement.

We also entered into a Change of Control Agreement with Mr. Menefee, which provides that if his employment with the Company is terminated by the Company without "cause" or he terminates his employment for "good reason", and such termination is made in contemplation of a change in control, then Mr. Menefee will be entitled to receive a lump sum payment equal to:

•	all accrued and unpaid salary and prior fiscal year bonus earned but not paid as of the date of termination;

•	a pro rata portion of his target bonus for the fiscal year in which termination of employment occurs; and

•	one (1) times the sum of (x) his annual base salary in effect at the time of termination of employment and (y) his target annual bonus.
2012 Omnibus Incentive Plan
Our Board has adopted, and our stockholders have approved, the Independence Contract Drilling 2012 Omnibus Incentive Plan (the “2012 Plan”). Our 2012 Plan provides for the grant of options to purchase our common stock, both incentive options that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code and nonqualified options that are not intended to satisfy such requirements, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, other stock-based awards and certain cash awards.
As of April 2, 2018, we had authorized and reserved for issuance under our 2012 Plan 2,351,789 shares of our common stock, including 830,399 shares under restricted stock unit awards, 838,440 shares under performance-based restricted stock unit awards assuming the maximum number of shares are awarded, and 682,950 shares under stock options to purchase our common stock. There are currently 1,016,855 additional shares of common stock available for grant under the 2012 Plan.
Our employees are eligible to receive awards under our 2012 Plan. In addition, (1) the non-employee directors of our Company and (2) the consultants, agents, representatives, advisors and independent contractors who render services to our Company and its affiliates that are not in connection with the offer and sale of our Company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our Company’s securities are eligible to receive awards settled in shares of our common stock, other than incentive stock options, under our 2012 Plan.
Our Compensation Committee administers our 2012 Plan with respect to awards to employees, non-employee directors and other non-employee service providers. In administering awards under our 2012 Plan, our Compensation Committee, as applicable, has the power to determine the terms of the awards granted under our 2012 Plan, including the exercise price, the number of shares subject to each award and the exercisability of the awards. The Compensation Committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2012 Plan.

Indemnification Agreements
We have also entered into indemnification agreements with all of our directors and our Named Executive Officers. These indemnification agreements are intended to permit indemnification to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. It is possible that the applicable law could change the degree to which indemnification is expressly permitted.
The indemnification agreements cover expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that such person, in his or her capacity as a director or officer, is made or threatened to be made a party to any suit or proceeding. The indemnification agreements generally cover claims relating to the fact that the indemnified party is or was an officer, director, employee or agent of us or any of our affiliates, or is or was serving at our request in such a position for another entity. The indemnification agreements also obligate us to promptly advance all reasonable expenses incurred in connection with any claim. The indemnitee is, in turn, obligated to reimburse us for all amounts so advanced if it is later determined that the indemnitee is not entitled to indemnification. The indemnification provided under the indemnification agreements is not exclusive of any other indemnity rights; however, double payment to the indemnitee is prohibited.
We are not obligated to indemnify the indemnitee with respect to claims brought by the indemnitee against us, except for:
•claims regarding the indemnitee’s rights under the indemnification agreement;
•claims to enforce a right to indemnification under any statute or law; and
•counter-claims against us in a proceeding brought by us against the indemnitee.
We have also agreed to obtain and maintain director and officer liability insurance for the benefit of each of the above indemnitees. These policies include coverage for losses for wrongful acts and omissions and to ensure our performance under the indemnification agreements. Each of the indemnitees is named as an insured under such policies and provided with the same rights and benefits as are accorded to the most favorably insured of our directors and officers.

DIRECTOR COMPENSATION
We currently provide independent members of our Board with an annual retainer in the amount of $35,000 payable in quarterly installments. Each director also receives $1,500 per Board or committee meeting attended in person and $1,500 per board or committee meeting attended telephonically. The chairman of the Board is provided with an annual retainer of $20,000 payable in quarterly installments and the chairman of each Board committee is provided with the following annual retainers payable in quarterly installments: $15,000 (audit), $10,000 (compensation) and $10,000 (nominating and governance). We reimburse directors for travel and lodging expenses incurred in connection with their attendance at meetings.
Independent directors are eligible to receive equity compensation awards under our 2012 Plan.
The following table summarizes, with respect to our directors, information relating to the compensation earned for services rendered in all capacities during the fiscal year ended December 31, 2017.

	Fees Earned or		Other
	Paid in Cash	Stock Awards	Compensation	Total
Director	($)	($)	($)	($)
Thomas R. Bates, Jr.	$77,500	$97,957	$—	$175,457
James D. Crandell(2)	$53,000	$197,957	$—	$250,957
Matthew D. Fitzgerald	$82,750	$97,957	$—	$180,707
Daniel F. McNease	$67,500	$97,957	$—	$165,457
Tighe A. Noonan(1)	$48,500	$97,957	$—	$146,457
____________

(1)	Cash fees due to Mr. Noonan were assigned to 4D Global Energy Investments plc.

(2)	Includes $100,000 of restricted stock units awarded to Mr. Crandell in connection with his initial appointment to our Board. These RSU's vest over a three-year period.

PROPOSAL 1: ELECTION OF DIRECTORS
General
Our directors are elected annually and serve one-year terms or until their earlier death, resignation, retirement, disqualification or removal or until their successors have been duly elected and qualified. Based on the recommendations from our Nominating and Corporate Governance Committee, our Board has nominated Messrs. Thomas R. Bates, Jr., Byron A. Dunn, James D. Crandell, Matthew D. Fitzgerald, Daniel F. McNease and Tighe A. Noonan for election as directors to serve until the 2019 Annual Meeting of Stockholders and until their successors have been elected and qualified, or until their earlier death, resignation or removal. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the votes cast at the Annual Meeting.
Each director nominee has consented to being named as a nominee in this Proxy Statement and has indicated a willingness to serve if elected. We have no reason to believe that the director nominees will be unable or unwilling to serve on our Board if elected. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. Stockholders may not cumulate their votes in the election of our directors.
Set forth below is background information with respect to our director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve as directors. There are no family relationships among any of our director nominees or executive officers. See “Stock Ownership Information-Security Ownership of Certain Beneficial Owners and Management” for information regarding our current directors’ and director nominees’ holdings of equity securities of the Company.
The following table sets forth the names and ages of our director nominees, the year they first became a director and the positions they hold with the Company as of April 2, 2018:

Director Nominee	Position and Offices	Director Since	Age
Thomas R. Bates, Jr.	Chairman of the Board, Director	2011	68
Byron A. Dunn	Chief Executive Officer, Director	2011	60
James D. Crandell	Director	2017	64
Matthew D. Fitzgerald	Director	2012	60
Daniel F. McNease	Director	2013	66
Tighe A. Noonan	Director	2011	61

In evaluating director candidates, we assess whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the Board’s ability to manage and direct our affairs and business, including, when applicable, to enhance the ability of the committees of the Board to fulfill their duties. Our Board believes that each director nominee is highly qualified to serve as a member of our Board and that, through their varying backgrounds, these individuals bring a wealth of experiences and new ideas to our Board. Our directors have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions in major enterprises. All of our director nominees have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Each director nominee also contributes intangible qualities such as critical thinking, industry knowledge, and historical knowledge of our business that, taken together, provide us with the variety and depth of knowledge necessary for effective oversight, direction and vision for the Company.

Director Biographies and Qualifications
Described below are the principal occupations and positions and directorships for at least the past five years of our current directors and director nominees, as well as certain additional information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that each of our directors should serve on the Board. There are no family relationships among any of our directors or executive officers.
Thomas R. Bates, Jr., Ph.D., Chairman of the Board. Dr. Bates has served as our Chairman of the Board since November 2011. Dr. Bates has been an Adjunct Professor and Co-Chair of the Energy MBA Advisory Board in the Neeley School of Business at Texas Christian University, where he has taught courses in energy macroeconomics since January 2011. From January 2010 until December 2012, Dr. Bates was a Senior Advisor to Lime Rock Management LP and was a Managing Director at the private equity firm from October 2001 until December 2009, where he was responsible for global investing in oil service and oil service technology. Before joining Lime Rock, Dr. Bates had 25 years of experience in senior oil service management and operations with Schlumberger Ltd., Weatherford Enterra Inc. and Baker Hughes Inc.. Dr. Bates currently serves on the board of directors of TETRA Technologies Inc. (TTI), Alacer Gold Corporation (ASR.TO) and Tidewater Inc. (TDL), previously served on the board of directors of Hercules Offshore, Inc., NATCO Group, Inc., T-3 Energy Services, Inc., and Reservoir Exploration Technology ASA. Dr. Bates graduated from the University of Michigan with a Ph.D. in Mechanical Engineering.
Byron A. Dunn, Director and Chief Executive Officer. Mr. Dunn is one of our original founders and has served as our Chief Executive Officer and a director since our inception in 2011, as well as our President since June 2016. From 2007 to 2010, Mr. Dunn served as a Director, President and Chief Executive Officer of Global Energy Services, Inc., whose drilling group formed the rig manufacturing division of our company upon our formation. From 2010 to 2011, Mr. Dunn served as a director, President and Chief Executive Officer of Erin Energy Corp, a NYSE listed international E&P company with operations in China and Africa. Previously, Mr. Dunn served as Vice President of National Oilwell Varco, Inc. (“NOV”), President of NOV’s Eastern Hemisphere Rig Solutions Group, chair of the National Oilwell/Varco integration task force and Chairman of the Board of Directors of TTS Marine ASA, an NOV investee company. Mr. Dunn has over 15 years’ experience in investment banking, last serving as Executive Director of the UBS Global Energy and Power Group. Mr. Dunn earned a B.S. in Chemical Engineering from the Illinois Institute of Technology and an MBA from the University of Chicago Booth School of Business. He also holds a CFA charter and is a member of the American Institute of Chemical Engineers, the Society of Petroleum Engineers and the National Association of Corporate Directors.
James D. Crandell, Director. Mr. Crandell has served as a director on our Board of Directors since January 2017.  Mr. Crandell's career includes serving as Managing Director of Cowen and Company from 2013 until 2016, and as Managing Director of Dahlman Rose from 2011 until its acquisition by Cowen and Company in 2013. Prior to that he served as Managing Director at Barclays Capital plc from 2008 until 2011, and as Managing Director for Lehman Brothers starting in 1999 until its acquisition by Barclays Capital in 2008. From 1981 until 1998, Mr. Crandell held various posts at Salomon Brothers, including managing director, senior oil services analyst, director of U.S. equity research, and global coordinator of equity research.  Mr. Crandell currently is a member of the Board of Directors of NOW Inc. (DNOW), where he serves on the nominating/corporate governance and compensation committees.
Matthew D. Fitzgerald, Director. Mr. Fitzgerald has served as a director on our Board of Directors since April 2012. Mr. Fitzgerald is now a private investor and volunteer instructor and counselor with SCORE (Service Corp of Retired Executives), an affiliate of the Small Business Administration. From 2009 until July 2013, Mr. Fitzgerald served as President of Total Choice Communications LLC, a wireless retailer in Houston, Texas. Mr. Fitzgerald retired from Grant Prideco, Inc., one of the world’s largest suppliers of drill pipe and drill bits, following its acquisition by National Oilwell Varco in 2008. He had served as Senior Vice President and Chief Financial Officer beginning in January 2004 and as Treasurer beginning in February 2007. Mr. Fitzgerald held the positions of Executive Vice President, Chief Financial Officer, and Treasurer of Veritas DGC from 2001 until January 2004. Mr. Fitzgerald also served as Vice President and Controller for BJ Services Company from 1989 to 2001. He currently serves on the Board of Directors of NCS Multistage, Inc. (NCSM) and is the general partner of Oasis Midstream Partners, L.P. (OMP). He previously served on the board of directors of Rosetta Resources, Inc. and Maverick Oil and Gas, Inc. Mr. Fitzgerald began his career as a certified public accountant with the accounting firm of Ernst & Whinney. He holds a Bachelor of Business Administration in Accounting and a Masters in Accountancy from the University of Florida.

Daniel F. McNease, Director. Mr. McNease has served as a director on our Board of Directors since April 2013. Mr. McNease served as the Chairman of AXON EP, Inc. from July 2009 until December 2016 and as a Member of the Advisory Board at HitecVision AS from January 2010 until December 2016. From 2007 through 2013, he served as a Director of Dockwise Ltd. From 2004 through 2008, Mr. McNease served as President, Chairman of the Board and Chief Executive Officer at Rowan Companies plc (“Rowan”), a provider of land and offshore contract drilling services and a manufacturer of rigs and drilling equipment. In total, Mr. McNease spent 34 years at Rowan, serving as Chief Executive Officer from 2003 to 2008, President from 2002 to 2008 and as Executive Vice President of Rowan and President of its drilling subsidiaries from 1999 to 2002. Mr. McNease is a graduate of the University of Southern Mississippi and the Columbia University Executive Program. He is a member of the International Association of Drilling Contractors.
Tighe A. Noonan, Director. Mr. Noonan has served as a director on our Board of Directors since November 2011. Mr. Noonan is a founding shareholder partner and has served as a Partner of 4D Global Energy Advisors SAS since its formation in 2002, and he has been continuously involved in energy finance since 1982. After 13 years of experience in commercial and investment banking with the Barclays Group (BZW) in New York and Paris, notably in the energy sector, Mr. Noonan joined Société Générale in 1995, where he was Managing Director, Global Head of Oil and Gas Project Finance. Following studies at Swarthmore College (USA), Mr. Noonan received an advanced degree in economics and finance from the Institut d’Etudes Politiques and the University of Grenoble (France). Mr. Noonan presently serves on the board of directors of Finoil SpA, Lampogas SpA, Dulevo International SpA, Aladdin Middle East Ltd., and ORS International Ltd. and certain subsidiaries of the aforementioned. He also serves as Chairman of 4D Global Energy Investments plc, 4D Global Energy Development Capital Fund plc, and 4D Global Energy Development Capital Fund II plc.
Stockholder Nominations
No material changes have been made to the procedures by which stockholders may recommend nominees to our board of directors.
OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION
OF EACH OF THE NOMINEES FOR DIRECTOR LISTED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Information Regarding our Independent Auditors
The Audit Committee of the Board of Directors has reappointed BDO USA, LLP (“BDO”) as independent auditors for 2018. Stockholders are being asked to vote upon the ratification of the appointment. Representatives of BDO will attend the Annual Meeting, where they will be available to respond to appropriate questions and have the opportunity to make a statement if they desire.
Vote Required for Approval
The proposal to ratify the appointment of BDO as independent auditors will require approval of a majority of the shares of our common stock entitled to vote and present in person or by proxy. In accordance with NYSE rules, a proposal to ratify independent auditors is considered to be a “discretionary” item. This means that brokerage firms may vote in their discretion on this matter on behalf of beneficial owners who have not furnished voting instructions within the time period specified in the voting instructions submitted by such brokerage firms. Abstentions, which will be counted as votes present for the purpose of determining a quorum, will have the effect of a vote against the proposal. Your shares will be voted as you specify on your proxy. If your properly executed proxy does not specify how you want your shares voted, we will vote them for the ratification of the appointment of BDO as independent auditors.
Audit and Other Fee Information
Set forth below is a summary of certain fees paid to BDO for services related to each of the fiscal years ended December 31, 2017 and 2016.

	Year Ended December 31,
	2017	2016
Audit Fees(1)	$313,566	$347,908
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$313,566	$347,908

____________

(1)
“Audit Fees” consisted of amounts incurred for services performed in association with our annual financial statement audit, review of financial statements included in our Quarterly Reports on Form 10-Q, the filing of our registration statements, including our Form S-8 registration statement, our public offering of common stock in April 2016 and other services normally provided by the Company’s independent registered public accounting firm in connection with regulatory filings or engagements for the fiscal year shown.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services
The charter of the Audit Committee requires that the Audit Committee pre-approve all audit services and, subject to any applicable exceptions, any permissible non-audit services to be performed for the Company by BDO. The Audit Committee may delegate this authority to one or more members of the Audit Committee and such delegate(s) must present their pre-approval decisions to the Audit Committee at its next meeting. The charter of the Audit Committee also requires that the Audit Committee confirm that BDO is not engaged to perform any of the non-audit services set forth in an exhibit to the Audit Committee charter. The Audit Committee pre-approved 100% of the services described above opposite the caption “Audit Fees.” No fees were incurred or paid to BDO for “Tax Fees” and “Other Fees.”
OUR BOARD RECOMMENDS A VOTE “FOR” THE
PROPOSAL TO RATIFY THE APPOINTMENT OF BDO

REPORT OF THE AUDIT COMMITTEE
The information contained in this Audit Committee Report and references in this Proxy Statement to the independence of the Audit Committee members shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in such filing.
The Audit Committee’s role in the Company’s corporate governance is summarized under the caption “Committees of Our Board” beginning on page 11 of this Proxy Statement. The Audit Committee’s role with respect to the Company’s financial reporting process is set out in this report.
The Board of Directors appointed the undersigned directors as members of the Audit Committee and adopted a written charter setting forth the procedures and responsibilities of the committee. Each year, the Audit Committee reviews the charter and reports to the Board of Directors on its adequacy in light of applicable NYSE rules. In addition, the Company furnishes an annual written affirmation to the NYSE relating to Audit Committee membership, the independence and financial management expertise of the Audit Committee and the adequacy of the committee charter.
The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed BDO USA, LLP as the Company’s independent auditors for fiscal year 2018 (and the Audit Committee is seeking ratification by the Company’s stockholders for this appointment at this Annual Meeting).
During the last year, and earlier this year in preparation for the filing with the SEC of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 (the “10-K”), the Audit Committee:

•	reviewed and discussed the audited financial statements with management and the Company’s independent auditors;

•	reviewed the overall scope and plans for the audit and the results of the independent auditors' examination;

•
met with management periodically during the year to consider the adequacy of the Company’s internal controls and the quality of its financial reporting and discussed these matters with the Company’s independent auditor and with appropriate Company financial and compliance personnel;

•
discussed with the Company’s senior management, independent auditor and the Company’s internal auditor the process used for the Company’s Chief Executive Officer and Chief Financial Officer to make the certifications required by the SEC and the Sarbanes-Oxley Act of 2002 in connection with the 10-K and other periodic filings with the SEC;

•
reviewed and discussed with the independent auditor (1) their judgments as to the quality (and not just the acceptability) of the Company’s accounting policies, (2) the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, (3) the independent auditor’s independence, and (4) the matters required to be discussed with the Audit Committee under the Public Company Accounting Oversight Board applicable Auditing Standard 1301, “Communications with Audit Committees”;

•
based on these reviews and discussions, as well as private discussions conducted in executive sessions without management present with the independent auditors and the Company’s internal auditors, recommended to the Board of Directors the inclusion of the audited financial statements of the Company in the 10-K.

Notwithstanding the foregoing actions and the responsibilities set forth in the Audit Committee charter, the charter clarifies that it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and in accordance with generally accepted accounting principles. Management is responsible for the Company’s financial reporting process including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States. The independent registered public accounting firm is responsible for expressing an opinion on those financial statements. Audit Committee members are not employees of the Company or accountants or auditors by profession. Therefore, the committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States, that the Company’s internal controls over financial reporting were effective as of December 31, 2017 and on the representations of the independent registered public accounting firm included in their report on the Company’s financial statements.
The Audit Committee held four (4) meetings in 2017 and met regularly with management and the independent and internal auditors, including private discussions conducted with the independent auditors and the Company’s internal auditors and received the communications described above. The Audit Committee has also established procedures for (a) the receipt, retention, investigation and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (b) the confidential, anonymous submission by the Company’s employees of concerns regarding questionable accounting or auditing matters. However, this oversight does not provide us with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions with management and the independent auditors and internal auditors do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards.
Respectfully submitted by the Audit Committee of the Board of Directors of Independence Contract Drilling, Inc.
Matthew D. Fitzgerald (Chairman)
Thomas R. Bates, Jr.
Daniel F. McNease

OTHER MATTERS FOR THE 2018 ANNUAL MEETING
As of the date of this Proxy Statement, our Board knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of stockholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of the Company. The accompanying proxy card confers discretionary authority to act with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.
2017 ANNUAL REPORT ON FORM 10-K
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 (including the financial statements and the financial statement schedules, if any, but not including exhibits), accompanies this proxy statement. Except for the financial statements included in the 2017 Annual Report on Form 10-K that are specifically incorporated by reference herein, the 2017 Annual Report on Form 10-K is not incorporated in this proxy statement and is not to be deemed part of this proxy soliciting material.
We have filed our Form 10-K for the fiscal year ended December 31, 2017 with the Securities and Exchange Commission. It is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and our website at http://icdrilling.investorroom.com/sec_filings. Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, if any, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Such requests should be directed by mail to Independence Contract Drilling, Inc., 11601 N. Galayda Street, Houston, TX 77086, Attn: Corporate Secretary or by email at investor.relations@icdrilling.com.
STOCKHOLDER LIST
In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for at least ten days before the Annual Meeting.
The Notice of Annual Meeting of Stockholders,
Proxy Statement for the Annual Meeting and the Annual Report
on Form 10-K for the fiscal year ended December 31, 2017 are available at www.proxyvote.com.

***INDEPENDENCE CONTRACT DRILLING, INC.***
***11601 NORTH GALAYDA STREET***
***HOUSTON, TX 77086***

**VOTE BY INTERNET - www.proxyvote.com**
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
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**VOTE BY PHONE - 1-800-690-6903**
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**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E44571-P07649

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**INDEPENDENCE CONTRACT DRILLING, INC.**

**The Board of Directors recommends you vote FOR the following Directors and FOR the proposal to ratify the Company's Independent Auditors:**

1. ELECTION OF DIRECTORS

| For All | Withhold All | For All Except |
|---|---|---|
| ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees:**

01) Thomas R. Bates, Jr.
02) Byron A. Dunn
03) James D. Crandell
04) Matthew D. Fitzgerald
05) Daniel F. McNease
06) Tighe A. Noonan

| | For | Against | Abstain |
|---|---|---|---|
| 2. Ratification of the appointment of BDO USA, LLP as the Company's Independent Auditors for Fiscal 2018. | ☐ | ☐ | ☐ |

**NOTE:** Such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please indicate if you plan to attend this meeting. ☐ **Yes** ☐ **No**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

E44572-P07649

**INDEPENDENCE CONTRACT DRILLING, INC.**
**PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS**
**FOR THE ANNUAL MEETING OF STOCKHOLDERS**
**TO BE HELD ON THURSDAY, MAY 24, 2018 AT 8:00 AM LOCAL TIME**

The undersigned hereby constitutes and appoints Byron A. Dunn and Philip A. Choyce, and each of them, the attorneys and proxies of the undersigned with the full power of substitution to appear and to vote all of the shares of common stock of Independence Contract Drilling, Inc., held of record by the undersigned on April 2, 2018, as if personally present at the Annual Meeting of Stockholders to be held on Thursday, May 24, 2018, and any adjournment or postponement thereof, as designated on the reverse.

**Each signatory to this proxy acknowledges receipt from Independence Contract Drilling, Inc., prior to execution of this proxy, of a notice of Annual Meeting of Stockholders and a Proxy Statement dated April 11, 2018.**

**This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors, as noted on the reverse. This proxy also delegates discretionary authority to vote upon such other matters as may properly come before the Annual Meeting and at any adjournment or postponement thereof. Please see the accompanying proxy statement for additional details.**

YOU ARE URGED TO DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY MUST BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED OR ELECTRONICALLY VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY PHONE AT 1-800-690-6903.

**Address Changes/Comments:** ______________________________

______________________________

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

**Continued and to be signed on reverse side**